Exhibit 99.1

March 14, 2012

CONTACT:	ECB Bancorp, Inc. A. Dwight Utz, President and CEO (252) 925-5509 Office or (800) 849-2265 OR Thomas M. Crowder, Executive Vice President and CFO (252) 925-5520

FOR IMMEDIATE RELEASE

ECB BANCORP, INC. ANNOUNCES TERMINATION OF PURCHASE AND

ASSUMPTION AGREEMENT WITH THE BANK OF HAMPTON ROADS

ENGELHARD, N.C.- ECB Bancorp, Inc. (the “Company”), the parent company of East Carolina Bank (the “Bank”), and The Bank of Hampton Roads (“Hampton Roads”) announced today they have mutually agreed to terminate their previously reported Purchase and Assumption Agreement dated July 14, 2011 (the “Agreement”). As previously disclosed, pursuant to the terms of the Agreement, the Bank had agreed to purchase all deposits and selected assets associated with seven Gateway Bank branches in North Carolina. The branches in the Agreement were Preston Corners, Plymouth, Roper, Chapel Hill, Falls of Neuse, Lake Boone and Wilmington.

The termination of the Agreement was a direct result of the Company’s termination of a Securities Purchase Agreement with various institutional investors dated June 30, 2011 because the regulatory approvals required to complete the private placement offering had not been received by all of the investors as of the termination date. Pursuant to the terms of the Securities Purchase Agreement, the Company had agreed to issue $79.7 million in Company common stock to the investors in a private placement offering. The Company had planned to consummate the transaction contemplated by the Agreement with a portion of the capital raised in the private placement offering.

Dwight Utz stated, “It is unfortunate that, due to circumstances beyond our control, we were unable to complete the transaction with Bank of Hampton Roads. I would like to take this opportunity to confirm that our Company is well capitalized. Our operational focus continues to be to create success for small business and individuals through innovation and expertise in North Carolina. Our Board of Directors and leadership team remain committed to the long-term success of our Company.”

Cautionary Notice Regarding Forward Looking Statements

Statements in this filing relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, expectations or beliefs about future events or results, and other statements that are not descriptions of historical facts, may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by terms such as “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”, “feels”, “believes”, “estimates”, “predicts”, “forecasts”, “potential” or “continue”, or similar terms or the negative of these terms, or other statements concerning opinions or judgments of the Company’s management about future events. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, the risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, the Company’s Quarterly Report on Form 10-Q for the quarters ended March 31, 2011, June 30, 2011 and September 30, 2011 and in other documents filed by the Company with the Securities and Exchange Commission from time to time. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance or achievements. All forward-looking statements attributable to the Company are expressly qualified in their entirety by the cautionary statements in this paragraph. The Company has no obligation, and does not intend, to update these forward-looking statements.

About ECB Bancorp, Inc.

ECB Bancorp, Inc. is a bank holding company, headquartered in Engelhard, North Carolina, whose wholly-owned subsidiary, The East Carolina Bank, is a state-chartered, independent community bank insured by the FDIC. The Bank provides a full range of financial services through its 25 offices covering eastern North Carolina from Currituck to Ocean Isle Beach and Greenville to Hatteras. The Bank also provides mortgages, insurance services through the Bank’s licensed agents, and investment and brokerage services offered through a third-party broker-dealer. The Company’s common stock is listed on NYSE Amex under the symbol “ECBE”. More information can be obtained by visiting ECB’s web site at www.myecb.com.

###